EXHIBIT 99.2

FINAL TRANSCRIPT

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Conference Call Transcript

AMIE—Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Event Date/Time: Nov. 07. 2007 / 11:30AM ET

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FINAL TRANSCRIPT

Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Laura Tuthill

Ambassadors International, Inc. - Interim CFO

Joe Ueberroth

Ambassadors International, Inc. - CEO and President

CONFERENCE CALL PARTICIPANTS

Jim Furey

Analyst

Steve Altebrando

Sidoti & Company - Analyst

Edward Derkum

Analyst

Bryan Lawrence

Analyst

Larry Callahan

Analyst

Jaison Blair

Analyst

PRESENTATION

Operator

Good morning, my name is Lisa, and I will be your conference operator today. At this time I would like to welcome everyone to the third quarter 2007 earnings call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (Operator Instructions) I will now turn the call over to Ms. Laura Tuthill, Interim Chief Financial Officer. Ms. Tuthill, you may begin your conference.

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

Thank you and good morning, everyone. Joe Ueberroth, Ambassadors International’s Chairman and CEO and I are pleased to speak with you today regarding our third quarter 2007 results.

First we would like to remind listeners to this call that this call may contain forward-looking statements including, without limitation, statements regarding anticipated U.S. tax exemptions and potential insurance recoveries that involve various risks and uncertainties.

The forward-looking statements that we make on this call are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe such risks and uncertainties include among others general economic and business conditions; overall conditions in the cruise; marine, travel, and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; unexpected events that disrupt the operations of our cruise operations; environmental related factors; our ability to successfully integrate the operations of companies or businesses that we acquire and realize the expected benefits of our acquisitions; our ability to successfully and efficiently operate the businesses that we acquire; our ability to compete effectively in the U.S. and international cruise markets; our ability to compete effectively in the U.S. and international marina and construction market including our ability to obtain construction contracts; our ability to efficiently and effectively manage our rapid growth; our ability to continue to identify attractive acquisition targets and consummate future acquisitions on favorable terms; our ability to accurately estimate contract risks; our ability to service our debt and other factors.

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Please refer to our public filings with the Securities and Exchange Commission for further consideration of these and other risk factors. We are providing this information and projections as of the date of this call and do not undertake any obligation to update any forward-looking statements contained on this call as a result of new information, future events, or otherwise.

Now Joe will provide commentary and insight on the business segments, and then I will cover the financial results for the quarter. Following this, we will open the call up for questions. With that said, I will turn over the call to Joe.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Thank you, Laura, and good morning, everyone. To best understand the third quarter results for Ambassadors International, as well as the outlook for 2008, we must discuss the results and outlook by segment.

For our Travel and Events division, the third quarter was slightly better than breakeven, which was expected. This division historically realizes its earnings in the first half of the year and typically loses money in the latter half of the year.

As we look towards 2008, we see strong demand for our Convention Services business, but temper this statement because we are concerned about the economy and its potential impact on tradeshow and convention attendance.

As it relates to corporate meetings, the outlook for 2008 compared to 2007 warrants some caution. We are seeing some companies downsizing, delaying, or canceling their 2008 events.

The Marine segment had a strong third quarter realizing $3.4 million in pretax income. As we have discussed over the last several calls, we continue to stress that the earnings will be lumpy and encourage investors to focus on the annual results.

As we look towards 2008, our backlog continues to increase significantly from approximately $75 million a year ago to roughly $96 million currently, which bodes well for the business.

However, we must temper some of the enthusiasm, for we are beginning to see some potential future projects being delayed due to deterioration in the real estate and financing markets.

As we focus on our Cruise business, it is a tale of two cities. First, we are pleased with the performance of Windstar. In the third quarter, the results exceeded our expectations. We had approximately $27 million in revenue, and almost $10 million in net income. In the third quarter, the three Windstar vessels operated in the Mediterranean. The operating metrics are as follows — the operating days in the third quarter were 280, the number of passengers carried was 8,012, and the occupancy was 97.5%. These numbers are significantly improved over the prior year.

The Windstar fleet is operating well with a net income margin for the quarter of approximately 36%. We are also pleased that as of October 31, 2007, we currently have 48% of the 2008 inventory sold for the Windstar fleet, and pricing of these bookings are currently up 6% compared to 2007.

On our last call, we highlighted that the depreciation for Windstar in 2008 would be approximately $7 million. On this call, we wish to highlight that in addition to the depreciation. The amortization of the drydock expense for the Wind Star and Wind Spirit will be approximately $4 million in 2008 compared to approximately $1.1 million for the nine months of operation in 2007.

In comparison, the performance of Majestic America Line in 2007 has been very disappointing. Although we operated six vessels in the third quarter of 2007 compared to four vessels in the third quarter of 2006, our revenue declined approximately $2 million or 6%, and we realized a pretax loss of approximately $6.4 million in the third quarter versus pretax income of $7.8 million for the third quarter of 2006.

The year-over-year decline is due to a decrease in occupancy by 4 percentage points; a 13% decline in daily revenue per passenger; an increase in amortized layup costs of approximately $6 million; and increased operating costs of approximately $6 million.

The operating metrics for Majestic are as follows — the operating days in the third quarter were 557; the number of passengers carried was 13,111; and the occupancy was 84%.

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Aug. 08. 2007 / 11:30AM ET, AMIE - Q2 2007 Ambassadors International, Inc. Earnings Conference Call

In the third quarter, the programs on the Columbia River were strong with occupancy at 97%. We continue to struggle on the Mississippi with occupancies in the high 70s, and in addition to the canceled July sailing, the results in Alaska were significantly skewed by our desire to accommodate passengers that had been impacted by the canceled sailings in the second quarter.

As we look towards the fourth quarter, we’ll be negatively impacted by three canceled sailings of the Empress of the North and the early end of her season due to continued propulsion issues caused by the grounding that occurred in the second quarter.

When we look towards 2008, we have made significant gains in our bookings compared to where we were last year. As of October 31, 2007, the percentage of sold inventory has doubled from October 31, 2006. On the last call we gave a range for total revenue of $100 million to $110 million for Majestic for 2008. If we use $105 million, the midpoint of the range, as of October 31, 2007, we have approximately one-third of the target revenue on the books.

We still have a large amount of work to do for 2008, however, the majority of the sales season is still ahead of us including the major sales season that is referred to as the “wave” season.

In addition to increasing revenue, we have a significant amount of work that needs to be done on the expense side. On previous calls we have discussed $9 million to $10 million reduction in layup costs in 2008 compared to 2007, and a $5 million to $7 million reduction in marketing costs in 2008 compared to 2007.

We are also in the process of right-sizing the organization for a five-vessel operation, which mirrors reductions in both G&A and the vessel operating costs in 2008 compared to 2007.

In summary, we are pleased with the performance of the Marine segment and Windstar, Travel and Events performed as expected, and Majestic significantly underachieved. We acknowledged that the results of Majestic have created EPS for the third quarter that is dramatically below analyst expectations.

With that said, it is helpful to understand that the tax rate for the quarter was roughly 90%, and that the depreciation and layup amortization in the quarter was approximately $9.7 million.

Before turning the call over to Laura, it is appropriate for me to touch base on the management of the company. To turn around Majestic and position Ambassadors for continued growth, it requires real change. In addition to the implementation of new reservation and accounting systems, and attracting talented people to the organization, it has required both Laura and I to take significant additional responsibilities. In this process we acknowledge that we are wearing many hats and that our teams are stretched thin. To this end, we have made great progress in our CFO search and believe that we should have an announcement in the immediate future.

We are also far down the line in exploring the relationship with V.Ships for Majestic that would be similar to the relationship we have on the Windstar side. If this comes to fruition, it changes the requirements of the position of president of the Cruise segment, and there is a good chance of promoting from within.

If we continue to operate without a partner such as V.Ships that most likely requires attracting a successor to David.

Now I’ll turn the call over to Laura for the review of the third quarter financial results.

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

Thank you, Joe. It is difficult to compare the company’s third quarter 2007 results to third quarter 2006. The 2007 results include both the addition of Windstar and Bellingham Marine for the full quarter. With that said, for the third quarter of 2007, we generated revenue of $95.6 million compared to $57.6 million in 2006; operating income of $5.5 million compared to $8.5 million in 2006; other expense of $0.9 million compared to other income of $0.2 million in 2006; and net income of $0.4 million, or $0.03 per diluted share compared to $7.6 million or $0.66 per diluted share in 2006.

Our revenue increased by $38.1 million as the result of the addition of our Cruise and Marine operations that were added during 2006 and 2007. Our Marine operations contributed revenue of $32 million in 2007 versus $16.7 million in 2006 due to the addition of Bellingham Marine operations, which were acquired on July 21, 2006.

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Our Cruise operations contributed revenue of $60.2 million in 2007 versus $35 million in 2006. We operated nine ships in 2007 compared to four ships in 2006. The Windstar Cruises acquisition, which was completed in April 2007 represents approximately $27 million of the cruise revenue increase.

Our costs and operating expenses increased over last year by approximately $41.1 million in the third quarter as a result of the following — increased cruise operating expenses of approximately $21.4 million resulting from our larger fleet and expanded cruise operations including Windstar Cruises, which represents approximately $11.2 million of this increase; increased costs of Marine revenue of $9.8 million as a result of increased business volume in our marina construction and shipyard operations; increased depreciation of approximately $1.9 million primarily a result of vessel depreciation associated with 10 ships in 2007 compared with five ships in 2006; increased selling and tour promotion costs of $7.6 million primarily a result of expanding cruise marketing efforts and the addition of sales and marketing expenses related to Windstar Cruises; and increased general and administration expenses of $2.5 million associated with the addition of our cruise and expanded marine operations.

Our other income and expense reflects expense in 2007 of $0.9 million versus income of $0.2 million in 2006. The decrease is a result of approximately $1.1 million of interest expense on our convertible notes issued in April 2007. In the third quarter of 2006 we were favorably impacted by realized gains of $0.3 million resulting from sales of available for sale securities, no comparable activity was completed in the third quarter of 2007. These decreases in other income are offset by $0.4 million of increased interest and dividend income as a result of higher yields and invested assets in 2007.

We recorded an income tax provision of $4.2 million for the three months ended September 30, 2007, compared to $1.1 million for the three months ended September 30, 2006. In accordance with current accounting standards, at each interim period we evaluate our current annual projections for each tax jurisdiction in order to calculate an annual tax provision for each jurisdiction.

The consolidated annualized effective tax rate equals a consolidated provision divided by the consolidated pretax income. This process is repeated each quarter and a quarterly provision is a reflection of the current period income or loss at the annualized effective tax rate as well as adjustments recorded during the quarter to reflect the year-to-date income or loss at the annualized effective tax rate. The tax provision is being recognized at a rate of approximately 40% of domestic income. The international cruise income is largely tax deferred. The significant difference between the domestic and international cruise tax rate causes the fluctuations in the overall effective tax rate. The effective rate is directly related to the ratio of domestic versus international pretax income.

In the second quarter of 2007 we adjusted our annual projections to represent the operations of the Cruise division, which included domestic losses and projected earnings from international cruise operations. This resulted in a change in the effective tax rate from 39.9% to 82.7%. As a result, in the second quarter we realized a tax benefit of $7.7 million in order to move to the higher effective annualized tax rate. These fluctuations will continue in future quarters, however, our current projection is a yearly benefit rate of 79.2%.

In the third quarter of 2007 we recorded a tax provision of $4.2 million, which reflects an adjustment of our year-to-date pretax loss through September to our current projected fiscal 2007 tax rate of 79.2%. Tax benefits are recorded to the extent we believe we have future taxable income to offset these amounts.

At this point, we have no valuation allowance on these benefits, as we believe them to be recoverable in future periods.

Turning now to the balance sheet, at the end of the third quarter of 2007, we had $68.2 million in cash and short-term investments. During the quarter, we utilized cash for the following significant items — we paid principal and interest installments of approximately $2.2 million on our vessel mortgages, and we invested approximately $1.5 million in our vessels and other fixed assets. At September 30, 2007, we had 10.8 million common shares issued and outstanding. This concludes our third quarter financial review, I will now turn the call back to Joe.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Well, thank you, Laura, and now it’s time to open up the lines for questions.

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator Instructions) Jim Furey.

Jim Furey Analyst

Hi, Joe, a couple of questions. One is, could you talk a little bit about what the appropriate level of selling and tour promotion expense is and what your strategy is for the forward year? Last year the goal was to be able to raise price. That did not work as well as you would have liked. I’d be interested in what your thoughts are there.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

In hindsight, we were aggressive with regard to Majestic America Line. We brought in considerable capacity and found ourselves in a position where we were undersold, and we started to discount significantly.

As we go towards 2008, we have made a decision to operate a five-vessel fleet, look at the sailing season, and really work on driving the demand and the pricing for those five vessels. So we have less capacity on a year-to-year basis, and we think we’ve made real progress on our marketing efforts in establishing our brand, Majestic America Line, and we’re seeing real results specifically on the Mississippi River, so we’re encouraged.

Jim Furey Analyst

What do you think an appropriate level is to model in regards to selling and tour promotion? It was about, I believe, 15% a year ago and 23% this year.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We have given a dollar target prior, so you can put that in, and that dollar target was $12.5 million. So that gets you down to the 12% level.

Operator

Steve Altebrando, Sidoti & Company.

Steve Altebrando - Sidoti & Company - Analyst

A couple of quick questions — do you have capex for the quarter?

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

During the quarter we spent approximately $1.5 million on the vessels as well as other fixed assets.

Steve Altebrando - Sidoti & Company - Analyst

Okay. I think on the previous call you said about an 8% to 12% pretax margin was possible on Majestic next year. Do you still feel pretty good about that?

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We’re trying to give an expectation. I want to tell you that we’re getting more comfortable on the revenue side. We still have a lot of work to do on the expense side to really define a range. I’m not going to walk completely away from it, but there’s a lot of moving parts prior to us being able to lock in that type of margin.

Steve Altebrando - Sidoti & Company - Analyst

Okay. And you mentioned, I think you said $9.7 million in amortization in the quarter, is that correct?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

A depreciation and amortization, correct.

Steve Altebrando - Sidoti & Company - Analyst

Where does that fall? I mean, on the release I see a number significantly lower?

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

The depreciation falls on the depreciation line, and the balance falls in cruise operating expenses. Those are the layup expenses that we incurred during the quarter — or that we amortized during the quarter.

Steve Altebrando - Sidoti & Company - Analyst

Okay, so do you have a rough number of how much amortization will decline year-over-year into ‘08?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

If our — what we’ve talked about on previous calls is that our layup cost in 2007 was $15 million, 2008 we’re targeting roughly $5 million. We will expense that $5 million over the year versus the $10 million that we expensed this year.

Operator

Edward Derkum.

Edward Derkum Analyst

Good morning, I want to talk about the Delta Queen for a couple of minutes. First of all, I want to thank you, Mr. Ueberroth, for restoring the eagle to the front of Pilot House on the boat. Whoever took that down made a mistake. You don’t do that to a national historic landmark.

Two recommendations for you — one, now would you please restore the flat, the American flag, to the front of the top of the boat? You replaced the flag with the Majestic flag, and I think that that’s not what’s supposed to happen. The American flag should be the first flag followed by the flags.

Secondly, please kick the guy overboard who has got the bucket of blue paint. It looks like you want to paint the splashboards and other parts of the boats blue instead of red. That’s a horrible mistake and when you look at the boats, I think you can understand it, particularly if you’ve been on them. So please consider that.

Then my question about the Delta Queen is why did you just put the press release out a couple of months ago saying you were pulling the boat out of service without adopting some kind of public campaign to save the boat, a la what happened in 1970 and what happened getting Delaware North involved. So why did you just throw in the towel?

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Basically, we spent a considerable amount of time in Washington trying to get the extension, and the previous year we did get attached to the house quite easily. This year we found considerable opposition specifically from Congressman Oberstar, and we did have many people sign petitions to help us try to pass that extension. We’ve been told that we do not have a chance to pass it. We wanted to make that clear to people. We are still, at the same time, encouraged that there are congressmen that are picking up the cause. We think it needs to have a significant ground support. I still think it’s going to be very problematic because the easy course is to go through the committee chaired by Oberstar, which I don’t think is going to be any more successful than prior.

The other way of getting it extended is you need 218 signatures to bring it to a vote on the floor, and I’m encouraged that we’re trying to have that occur, but I think it’s going to be a very difficult task, and the last thing we want to do is not communicate to our passengers and to tell them at the end of next season that this was the last season. This is an historic treasure, it should go out in style and grace, and we’re planning to do that if, over time, we were successful, that would be terrific. We’d love to see it extended but, at the same time, it would be a tragedy to not celebrate this boat and honor — and the communities which she serves.

Edward Derkum Analyst

Have you made any plans as to what might happen to the boat if you can’t get the exemption?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We don’t have current plans. There’s a lot of people have an interest. We want to take everything into consideration — what is the best way to honor this vessel, what should we do? Some people think that she should be turned into a museum. We’re really open to considerations, but we don’t think the time to make the decision is now. Mostly, if there’s still a ground support for an extension, but we will look at this, over time, and figure out what is right for this vessel.

Edward Derkum Analyst

Is there just — you may have tried to get — any chance to get a very high profile person behind the campaign? I guess I’m thinking of President Carter who rode the boat when he was president? Have you tried to contact him?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We’re not going to go into all the details there, but we understand its impact. I talked to the president of the Delta Queen at that time, and he has shared the benefit that President Carter took a week trip on it, and it was very impactful, so we understand that, and we’re looking at anything we can do to bring attention to this issue.

Edward Derkum Analyst

Well, I wish you the best of luck, and please consider my two recommendations.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

I have them written down, thank you.

Operator

Bryan Lawrence.

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Bryan Lawrence Analyst

Just two clarifying questions on the data that you provided, which I think is great — the increased transparency. You talk about 2008 bookings for Majestic being 24%. I’m not sure what the denominator is. And then you talk about one-third of the midpoint of revenues being on the books for 2008. What’s the difference between 24% and one-third?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

I believe it’s 26% is what we have — sold inventory as of October 31st.

Bryan Lawrence Analyst

Yeah, I’m sorry, 26%, right.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Right, but if we look at that 26% it represents a third of the target of $105. So it’s more than 25% of that target. It would suggest two things. One, for us to reach that target we don’t need 100% occupancy and, two, is that our prices are probably higher today than what we need to reach that target.

Bryan Lawrence Analyst

I see. So you’re bringing in stuff now that’s higher priced than what you might bring in later?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

In order to reach that target, correct. I’m not saying that we’re going to bring in lower price, but I’m saying to reach that target, that’s where we were today.

Bryan Lawrence Analyst

Right. Okay, second clarifying thing — you’ve provided this available passenger cruise day statistic for Majestic, the three months ended September 30, 2007, of 107,564, but Empress of the North was out for four weeks. I think all of those fell in the third quarter, I’m not sure.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Only one week fell into the third quarter.

Bryan Lawrence Analyst

I see, okay, so that takes away my question. I was going to ask if this number has been adjusted to exclude Empress of the North being out?

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

Yes, this number reflects the actual passenger cruise dates that we had during the quarter.

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Operator

Larry Callahan.

Larry Callahan Analyst

Yeah, hi, I had another question about the Delta Queen. I just wondered how you were treating that for accounting purposes — if it’s been fully depreciated, if it’s being carried just at some estimated residual value? Could you give us some idea of how that’s being treated and if anything was reflected in the most recent quarter because of that news that it was going to be retired at the end of ‘08?

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

Sure, we’d be happy to. Anytime you have an uncertainty as to whether or not an asset can continue on in its current function, we need to take a look, under accounting standards, you have to take a look and evaluate that asset for impairment. We have done that both in the second quarter and in the third quarter, and we have evaluated that, at this time, there is no indication of impairment of that asset. The asset itself is being carried at what our book value was at the time we acquired the vessel, less the normal depreciation that we assumed on that vessel. So, at this point, there is no impairment charges or anything that is reflected in the financial statements.

Larry Callahan Analyst

Are you willing to give us some idea of what that value is?

Laura Tuthill - Ambassadors International, Inc. - Interim CFO

No, not at this time.

Operator

(Operator Instructions) Jaison Blair.

Jaison Blair Analyst

Hey, Joe, good morning. Could you walk through the moving parts for Majestic? If I did the math correctly, your pricing per day in the quarter, the third quarter of ‘07 was about 367 compared to about 443 in the third quarter of ‘06? And then if I look at, let’s say, $100 million to $110 million of revenue expected in 2008, I divide that by 250,000 available passenger cruise days, multiply it by 85% occupancy, my projected ‘08 revenue would be north of 450. And I guess the first question would be how do you get your pricing back to where it was in ‘06 and is that a reasonable expectation?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

You threw out a lot of numbers, so it’s hard for me to follow.

Jaison Blair Analyst

I can simplify it, basically.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

But we did see a decrease of 13%, if I look at total revenue per passenger, and basically we have looked at our capacity, and we have restricted the capacity compared to where we were in 2007. Our lowest-yielding boat was the Contessa, which had an impact, and she is no longer there. And the pricing that we have in our strategy of going to market is significantly different. We’re still early into it, but indications are that we will

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Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

be able to significantly increase pricing and today we’re still early into it, but we’re very encouraged by what we see on our Mississippi programs, which is our largest segment.

Jaison Blair Analyst

Okay, and so what do you think — I mean — can you give us some kind of guidance about how much of a price increase we might expect from Majestic in ‘08?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

The best thing I can give you — you’re going to know what our cruise is. If you have a target there, you’re going to have to look at pricing and occupancy, and I would tell you, you should assume a little bit higher occupancy than 85% when you look at the Pacific Northwest. We’re going to have the same capacity as we did this year, and on the Columbia River we were in the high 90s. So to assume that it will go into the 80s, we’re not going to be making those assumptions, but it’s going to be looking at the price and the occupancy to get you to that number.

Jaison Blair Analyst

So if we assume, let’s say, $75 per day of price increase on, let’s say 250.8 times $75 a day, that’s an additional $15 million just in pricing, and then if we back out $9 million to $10 million of reduced layup costs and $5 million to $10 million of marketing cost reduction, that’s another, let’s say, $17 million, which gets me to about $32 million of incremental either cost reductions or profit improvements compared to a trailing 12-month pretax loss of about $25 million. So I end up somewhere around $7 million of profit on $100 million to $110 million of revenue. Is that a reasonable expectation?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We’re walking that direction. As I tried to say on this call, the cost standpoint we have to implement, because it will take some reductions. We have to right-size the organization, but — and so we don’t have enough visibility to tell you that that’s appropriate guidance. But the objective is to look at trying to achieve the revenues we’ve discussed. We have told you about the layup costs, we have told you about the marketing costs, and now the faster that we will see is the operating talks in that scenario, but I do understand how you’re getting to your numbers.

Jaison Blair Analyst

Okay, and, you know, the real — if you look at your ‘07 performance and actually even your ‘06 performance, you had very sizable losses in the shoulder season. I think in the fourth quarter of ‘06 you generated an operating loss — I’m sorry, the first quarter of ‘07 you generated an operating loss of almost $13 million. Can you talk a little bit about how you might change the way that you operate the business in the shoulder season, specifically in the first quarter, to reduce the loss?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We do not operate many vessels in the fourth quarter. So the loss will be the land side costs that we have, and there’s really two areas. One is the operating infrastructure we have, and that needs to be right-sized, so we’re looking to see reductions. And the second part will be the marketing spend. We spend a tremendous amount in marketing spend, as you recall, in that first quarter, and we’re looking for a reduction in that cost, also.

Jaison Blair Analyst

Okay, great, and then if we could just jump to Windstar real quick, I guess I’m trying to figure out how the — on the last call you gave guidance of $62.8 million of revenue and $10.7 million pretax for the last three quarters of ‘07. However, in the third quarter you generated almost $10 million of pretax. Can you give a little bit of color on the profitability of the Windstar business in the second and the fourth quarter and what the first quarter of ‘08 should look like?

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FINAL TRANSCRIPT

Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Okay, just to make sure I speak correctly, the last call I don’t think we gave you updated guidance. We just said if you applied the second quarter results to the previous guidance, this is what —

Jaison Blair Analyst

Okay, that’s where I got the 10.7, right.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

And basically the weakest quarter is the first quarter, and do we break even? Do we make a little bit of money? But it’s the weakest quarter. The second quarter, you saw what we did this year. Third quarter is our strongest quarter, and the fourth quarter for this year is going to be the second-weakest quarter because we’re once again taking a ship out of service in the drydock. The Wind Star currently is in drydock this year.

So we do not anticipate a large contribution in the fourth quarter. And as we look at next year, the weakest quarter will be the first quarter. The major change that we have is that we don’t have drydocks in 2008.

Jaison Blair Analyst

So, in theory, that’s $10.7 million if we assume that you’re able to generate a similar performance as you did in the third quarter, that number should go up incrementally given your better-than-expected performance in the third quarter. In addition, in the fourth quarter you’ll be adding a third vessel — in the fourth quarter of ‘08, you’ll be adding a third vessel, which you don’t have in the $10.7 million number, and you’re telling us that you’re getting a 6% price increase. Now, I don’t know what share of that is for Windstar and what share of that is for Majestic America.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

The 6% is for Windstar, but it’s hard because you’re trying to compare one year to another year, but what part of the inventory have you sold. And so it can get complicated. We’re just trying to give you raw data to give you an indication of what we’ve accomplished to date.

The one thing I would caution is understand that we’ll have more amortization in ‘08, about $3 million more of amortization of drydock expense in ‘08 than we had in ‘07, and the second part is, yes, we do have more operating days but understand that when we take a boat into drydock, we try to choose the difficult sailing periods or the ones that have the lowest yield to take out when we do a drydock. So there should be improvement, but don’t — I wouldn’t blend it in in thinking those are high-yield weeks of operation that we’re adding back into operation.

Jaison Blair Analyst

Okay, and I guess just one last question — you’ve got $13 million roughly of depreciation, and I believe we’ve talked about maintenance capex in the $2 million to $3 million range. How does the drydock amortization compare with your maintenance capex in your depreciation?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Okay, the depreciation is primarily vessel depreciation, and across the two brands it’s, in 2008, roughly, $13 million. Then you’ve got to look at the amortization expense and in Majestic we’re saying that we’ll probably spend roughly $5 million in layup costs that will be amortized. So in addition to the depreciation, we’ll have that amortization, that expense amortized during 2008.

When we look at Windstar, we’ve already done the cap spend in the drydocks, but $4 million additional amortization you will see in 2008 and in capex, people I can see pencil in $1 million per brand of capex throughout 2008.

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FINAL TRANSCRIPT

Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Jaison Blair Analyst

Did I understand correctly that of the $13 million, $5 million of it is for Majestic and $4 million is for Windstar? Or the 13 million is not related to the layup cost amortization?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

The $13 million is not part of the layup cost. The $13 million is separate. It is vessel depreciation.

Jaison Blair Analyst

So, in theory, you’ve got an extra $10 million a year of vessel depreciation above and beyond your maintenance capex for those vessels?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

In theory, yes.

Operator

Steve Altebrando.

Steve Altebrando - Sidoti & Company - Analyst

Just a real quick follow-up — did you give the aggregate daily rate for the quarter?’

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

No.

Steve Altebrando - Sidoti & Company - Analyst

And you’re not providing that, I assume?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

We think we gave you enough information to understand what it is per passenger on the total revenue, and so we gave you enough data to be able to get to that number.

Operator

Bryan Lawrence.

Bryan Lawrence Analyst

Just a follow-up on depreciation — that $13 million of depreciation, the vessel depreciation, does that reduce cash taxes?

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Seven of it is on the Windstar brand, which we don’t pay taxes, but $6 million is on the Majestic, which would reduce our taxable income.

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FINAL TRANSCRIPT

Nov. 07. 2007 / 11:30AM ET, AMIE - Q3 2007 Ambassadors International, Inc. Earnings Conference Call

Operator

There are no further questions at this time.

Joe Ueberroth - Ambassadors International, Inc. - CEO and President

Well, then, we thank our listeners, and we look forward to our fourth quarter call at the beginning of next year.

Operator

Thank you for participating in today’s conference. You may now disconnect.

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